As filed with the Securities and Exchange Commission on May 14, 1996

                          Registration No. 333-

          SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549
           __________________________________

                         FORM S-8
                  REGISTRATION STATEMENT
                          UNDER
                THE SECURITIES ACT OF 1933

                         NS GROUP, INC.
          (Exact name of registrant as specified in its charter)

          Kentucky                        61-0985936
     (State of Incorporation)      (I.R.S. Employer Identification No.)

          Ninth and Lowell Streets, Newport, Kentucky 41072
          (Address of Principal Executive Offices)      (Zip Code)

                         NS GROUP, INC.
     1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                         (Full title of plan)

          John R. Parker, Vice President and Treasurer, NS Group, Inc.
               Ninth and Lowell Streets, Newport, Kentucky 41072
                  (Name and address of agent for service)

                         (606) 292-6809
          (Telephone number, including area code, of agent for service)

                    Copies of all correspondence to:
                    William F. Seabaugh
                    Bryan Cave LLP
                    One Metropolitan Square
                    211 N. Broadway, Suite 3600
                    St. Louis, Missouri 63102-2750
                    (314) 259-2000



               CALCULATION OF REGISTRATION FEE

                    Proposed     Proposed
Title of            Maximum      Maximum
Securities          Amount       Offering       Aggregate      Amount of
 to be              to be        Price          Offering       Registration
Registered          Registered   Per Share      Price          Fee


Common Stock,       750,000 (2)  $2.875 (3)    $2,156,250 (3)   $743.53
No Par Value,         Shares
including Preferred
Stock Purchase Rights (1)

(1) Each share of Common Stock issued also currently represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights cannot currently trade separately from the underlying Common Stock, and therefor do not carry a separate price or necessitate an additional registration fee.

(2) Plus such additional shares of Common Stock and Rights as may be issued pursuant to anti-dilution provisions.

3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for shares of Common Stock reported on the New York Stock Exchange as of May 10, 1996.


                         PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of  Documents by Reference

     The following documents filed by NS Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in the registration statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 1995 and March 30, 1996.

     (c) The Company's Current Reports on Form 8-K dated October 24, 1995, November 10, 1995 and December 4, 1995;

     (d) The description of the capital stock of the Company which is contained in the Company's registration statement on Form 8-A, dated November 17, 1988, and which incorporates by reference the description contained in the Company's prospectus dated March 4, 1988 (file no. 33-17952); and

     (e) The description of the Preferred Stock Purchase rights which is contained in the Company's registration statement on Form 8-A dated November 17, 1988.

     All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended (the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extend that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities

     The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Sections 271B.8-500 to 271B.8-589 of the Kentucky Business Corporation Act provides that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan.

A person, who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated to so act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

     The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the Kentucky Business Corporation Act.

     The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See Index to Exhibits.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky on the 14th day of May, 1996.

                              NS Group, Inc.



                              By: /s/John R. Parker
                              John R. Parker
                              Vice President and Chief Financial
                              Officer


                         POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Clifford R. Borland, Ronald R. Noel and John R. Parker, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the date indicated.


     Signatures               Titles                         Date

                      Chairman, Chief Executive          May 14, 1996
/s/Clifford R. Borland      Officer and Director

                      President, Chief Operating         May 14, 1996
/s/Paul C. Borland, Jr.          Officer and Director

                          Vice President and Treasurer, May 14, 1996
/s/John R. Parker      Principal Financial and
                    Accounting Officer

                          Vice President, Director      May 14, 1996
/s/Ronald R. Noel

                          Vice President and Corporate  May 14, 1996
/s/Thomas J. Depenbrock     Controller

                             Director                 May 14, 1996
/s/John B. Lally

                             Director                 May 14, 1996
/s/Patrick J.B. Donnelly

                             Director                 May 14, 1996
/s/R. Glen Mayfield


                        INDEX TO EXHIBITS

Number                   Description


4.1       Amended and Restated Articles of Incorporation of Registrant, filed as
          Exhibit 3.1 to Amendment No. 1 to Registrant's Form S-1 dated January 17, 1995, File No. 33-56637, and incorporated herein by this reference

4.2 Amended and restated By-Laws of Registrant, dated December 4, 1995, filed as Exhibit 3.2 to Registrant's Form 10-K for the fiscal year ended September 30, 1995, File No. 1-9838, and incorporated herein by this reference

4.3 Indenture (including form of Senior Secured Note) between the Company and The Huntington National Bank, as trustee (the "Trustee"), filed as
          Exhibit 4.1 to Registrant's Form 10-Q for the quarterly period ended July 1, 1995, File No. 1-9838, and incorporated herein by this reference

4.4 Revolving Credit, Guaranty and Security Agreement among Bank of New York Commercial Corporation, PNC Bank, Ohio, N.A., Newport, Koppel, Imperial, the Company, Erlanger, Northern Kentucky Air, Inc. and Northern Kentucky Management, Inc., filed as Exhibit 4.21 to Company's Form 10-Q for the quarterly period ended July 1, 1995, File
          No. 1-9838, and incorporated herein by this reference; Amendment No. 1 and Amendment No. 2 to Revolving Credit Guaranty and Security Agreement dated October 23, 1995 and December 21, 1995, respectively, filed as Exhibit 4.21 to Company's Form 10-Q for the quarterly period ended December 30, 1995, File No. 1-9838, and incorporated herein by this reference; and Amendment No. 3 to Revolving Credit, Guaranty and Security Agreement dated February
          14, 1996, filed as Exhibit 4.1 to Company's Post Effective
          Amendment No. 1 on Form S-3 to Form S-1 Registration Statement,
          File No. 33-56637, and incorporated herein by this reference

5.1       Opinion of Counsel

23.1      Consent of Independent Public Accountants

23.2      Consent of Counsel (included in Exhibit 5.1)

24        Power of Attorney (contained on Signature Page)